CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 16, 1995, included with this Form 11-K for the year ended December 31, 1994, relating to the Employee Savings Plan of Magma Copper Company, into the Company s previously filed Registration Statement No. 33-66500 (Employee Savings Plan).

                                      ARTHUR ANDERSEN LLP


  Tucson, Arizona,
     June 16, 1995.